                                                                       EXHIBIT 3


                         STOCK OPTION RETENTION BONUS

Purpose: To provide certain executives and key employees of Advanced Logic Research, Inc. (ALR) an incentive to stay in the employ of Gateway 2000, Inc. (Company) following the merger. This arrangement provides for the making of an Initial Stock Option Grant.

Participants:            Eugene Y. Lu               Chairman of the Board,
                                                      President and Chief
                                                      Executive Officer
                         David L. Kelly             VP, Hardware Engineering
                         Donald E. Kullgren         Dir, Manufacturing
                                                      Operations
                         Visish Sangveraphunsiri    VP, Enhanced Engineering/
                                                      Dir, Asia
                         Ronald J. Sipkovich        CFO and VP, Finance and
                                                      Administration
                         Toan Q. Luu                VP, Procurement
                         Benedict R. Marchak        VP, Computer Products
                         Geneviene Ortegon          VP, Marketing
                         Vikram S. Sial             VP and Treasurer

Initial Stock Option:    Effective at the merger, a one time stock option grant
                         under the Company's 1996 Long-Term Incentive Equity
                         Plan will be given to the Participants per the schedule below (stock option grants are stated pre-split). The grant price will be the closing price on the New York
                         Stock Exchange on the day of the merger. These options vest 1/3 each year on the anniversary date of the grant. The Participants will be considered for additional grants at the Company's discretion in January 1998 in the normal grant cycle.

                         Eugene Y. Lu               60,000
                         David L. Kelly             25,000
                         Donald E. Kullgren         25,000
                         Visish Sangveraphunsiri    25,000
                         Ronald J. Sipkovich        25,000
                         Toan Q. Luu                10,000
                         Benedict R. Marchak        10,000
                         Genevieve Ortegon          10,000
                         Vikram S. Sial             10,000

Effect of Termination
  of Employment:         CAUSE:  If a Participant is terminated for cause, the
                         Participant will not be eligible to exercise any stock options not vested through the last day worked.

                         VOLUNTARY RESIGNATION. If a Participant voluntarily resigns, the Participant will be eligible to exercise any stock options vested through the last day worked.

                         TERMINATION WITHOUT CAUSE. If a Participant's employment is terminated by the Company without cause within the first two years, including a reduction in base salary by the Company of more than 15% or involuntary relocation of greater than 26 miles:

                         . The Initial Stock Option grant will be vested. In addition, all prior unvested ALR stock option grants converted to the Company's stock option grants in 1997 will be vested. The Participant will have 90 days to exercise vested stock option grants following the termination date. If termination is due to death, disability or approved retirement, the Participant will have 1 year to exercise vested stock options following the death, disability or approved retirement.

                         .  Base Pay

                            . If Termination is within 12 months following the merger, the Participant will receive 12 months payment of base salary. This will be paid on a month to month basis. If the Participant becomes employed during this 12 month

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                               period, the balance of the base salary payments
                               due will be paid in a lump sum within 30 days, or

                            . If Termination occurs between the 13th and 24th month following the Merger, the Participant will receive 12 months payment of base salary. The number of months of base salary continuation will be reduced by 1 month for each month after the 13th that the termination occurs. This will be paid on a month to month basis. If the Participant becomes employed during this 12 month period, the balance of the base salary payments due will be paid in a lump sum within 30 days.

                            . All amounts shall be pro-rated in the case of partial months.

                         . During this period, the employee and eligible dependents may continue Medical and Dental coverage through COBRA. For up to the first 12 months of this period or until the Participant is eligible to be covered by another employer's plan, the Participant will be reimbursed for the difference between the COBRA rates for the coverage elected and the active employee rates for the same coverage.

Protective Covenants:    As a condition to the payments above, Participants will
                         agree as follows:

                         All Participants will agree to sign the Company's NONCOMPETITION AGREEMENT, the terms of such agreement shall be reasonably satisfactory to the Participants, as soon as practicable after the date hereof.

                         All Participants agree (i) not to disclose any confidential or proprietary information at any time;
                         (ii) not to solicit any employee, customer or supplier of ALR or the Company, while employed by the Company and for the one year period following termination of employment, without expressed written permission of the Company; (iii) to assign all rights in inventions to the Company; and (iv) to not compete with ALR or the Company, each as more fully described in the Company's NONCOMPETITION AGREEMENT.

                         Breach by a Participant of any of these protective covenants will result in immediate forfeiture of any right to future payment covered by this agreement not yet made.

                         The Company shall also be entitled to appropriate equitable relief to enjoin any such breach.

Agreements:              Each Participant shall sign one or more agreements
                         further expanding on the terms above.

Governing Law:           Delaware.  Nothing in this agreement creates or is
                         implied to create an employment contract.


              GATEWAY 2000, INC.                                  ADVANCED LOGIC RESEARCH, INC.
              ------------------                                  -----------------------------
Name /s/ William M. Elliott       Date                 Name /s/ Eugene Y. Lu              Date
     ---------------------------       ---------            ---------------------------        ---------
     William M. Elliott                                     Eugene Y. Lu

                                                       Name /s/ David L. Kelly            Date
                                                            ---------------------------        ---------
                                                            David L. Kelly

                                                       Name /s/ Donald E. Kullgren        Date
                                                            ---------------------------        ---------
                                                            Donald E. Kullgren

                                                       Name /s/ Visish Sangveraphunsiri   Date
                                                            ---------------------------        ---------
                                                            Visish Sangveraphunsiri

                                                        Name /s/ Ronald J. Sipkovich      Date
                                                             ---------------------------        ---------
                                                             Ronald J. Sipkovich

                                                        Name /s/ Toan Q. Luu              Date
                                                             ---------------------------        ---------
                                                             Toan Q. Luu

                                                        Name /s/ Benedict R. Marchak      Date
                                                             ---------------------------        ---------
                                                             Benedict R. Marchak

                                                        Name /s/ Genevieve Ortegon        Date
                                                             ---------------------------        ---------
                                                             Genevieve Ortegon

                                                        Name /s/ Vikram S. Sial           Date
                                                             ---------------------------        ---------
                                                             Vikram S. Sial

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